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                                                                  EXHIBIT 23(a)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" in Amendment No. 1 to the Registration Statement on Form S-4 and related Prospectus of Texas Instruments Incorporated for the registration of its common stock in connection with the merger of Texas Instruments Incorporated with Power Trends, Inc., and to the inclusion therein of our report dated January 19, 1999, with respect to the consolidated financial statements and schedule of Texas Instruments Incorporated included in its Annual Report on Form 10-K, as amended, for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

Our audits also included the financial statement schedule of Texas Instruments Incorporated. This schedule is the responsibility of the Registrant's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                             ERNST & YOUNG LLP


Dallas, Texas
November 1, 1999